EXHIBIT 1.10 CERTIFICATE OF NAME CHANGE FROM FIRST EMPIRE CORPORATION INC. TO NOBLE HOUSE ENTERTAINMENT INC. DATED NOVEMBER 4, 2004

For Ministry Use Only

Ontario Ministry of Consumer and Business Services

CERTIFICATE

This is to certify that these articles are effective on

NOVEMBER 04 NOVEMBRE, 2004

/s/Beverly Hawton

Beverly Hawton

Director, Business Corporations Act

Ontario Corporation Number

1228120

Form 3 Business Corporations Act

ARTICLES OF AMENDMENT

1.  The name of the corporation is:  (Set out in BLOCK CAPITAL LETTERS)

FIRST EMPIRE CORPORATION INC.

2.  The name of the corporation is changed to (if applicable):  (Set out in BLOCK CAPITAL LETTERS)

NOBLE HOUSE ENTERTAINMENT INC.

3.  Date of incorporation/amalgamation:

1997-03-18

(Year, Month, Day)

4.  Complete only if there is a change in the number of directors or the minimum/maximum number of directors.

Number of directors is/are:  or  minimum and maximum number of directors is/are:

Number  or  minimum and maximum

5.  The articles of the corporation are amended as follows:

(A)  IT IS RESOLVED THAT THE NAME OF THE CORPORATION BE CHANGED TO NOBLE HOUSE ENTERTAINMENT INC.

6.  The amendment has been duly authorized as required by sections 168 and 170 (as applicable) of the Business Corporations Act.

7.  The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on

2004-NOV-01

(Year, Month, Day)

These articles are signed in duplicate.

FIRST EMPIRE CORPORATION INC.

(Name of Corporation)(If the name is to be changed by these articles set our current name)

By:  /s/Kam Shah

Kam Shah

CEO and CFO